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                                                                 Exhibit (l) (2)

                         WAYNE HUMMER INVESTMENT TRUST
                          MONEY MARKET FUND PORTFOLIO

                            Subscription Agreement


     1. Share Subscription. The undersigned agrees to purchase from Wayne Hummer Investment Trust (the "Trust") the number of shares (the "Shares") of the Trust's Wayne Hummer Money Market portfolio (the "Money Market Fund"), without par value, set forth at the end of this Agreement on the terms and conditions set forth herein and in the Preliminary Prospectus ("Preliminary Prospectus") described below, and hereby tenders the amount of the price required to purchase these shares at a price of $1.00 per share.

          The undersigned understands that the Trust has filed an amendment to its registration statement with the Securities and Exchange Commission on Form N-1A, which contains the Preliminary Prospectus which describes the Trust and the Shares. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Preliminary Prospectus.

          The undersigned recognizes that the Trust will not be fully operational until such time as it commences the public offering of its shares. Accordingly, a number of features of the Trust described in the Preliminary Prospectus, including, without limitation, the declaration and payment of dividends, and redemption of shares upon request of shareholders, are not, in fact, in existence at the present time and will not be instituted until the Trust's registration under the Securities Act of 1933 is made effective.

     2. Representations and Warranties. The undersigned hereby represents and warrants as follows:

          (a) It is aware that no Federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendation or endorsement, of the Shares;

          (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

          (c) It recognizes that the Money Market Fund has only recently been organized and has no financial or operating history and, further, that investment in the Money Market Fund involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

          (d) It is purchasing the Shares for its own account, for investment, and not with any intention of redemption, distribution, or resale of the Shares, either in whole or in part;
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          (e) It will not sell the Shares purchased by it without registration of the Shares under the Securities Act of 1933 or exemption therefrom;

          (f) This Agreement and the Preliminary Prospectus and such material documents relating to the Trust's Income Fund as it has requested have been provided to it by the Trust and have been reviewed carefully by it; and

          (g) It has also had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning the Income Fund and the terms of the offering.

     3. Reservation of Rights. The undersigned recognizes that the Trust reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

     4. Costs of Organization. The undersigned also acknowledges that the costs of organization of the Income Fund will be borne by the Trust and will be amortized over a period not to exceed five years beginning with the commencement of the public offering by the Income Fund. If, during that period of amortization, the undersigned redeems any Shares purchased under this form of agreement (hereinafter the "Initial Shares"), the undersigned agrees that the undersigned will bear any unamortized portion of those costs of organization in the same proportion as the number of Initial Shares then being redeemed bears to the number of Initial Shares outstanding at the time of redemption.

     5. Subscription. Number of shares: Ten. Subscription price $1.00 per share for an aggregate price of $10.00.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 25/th/ day of January, 1999.


                         WAYNE HUMMER MANAGEMENT COMPANY,
                         an Illinois corporation


                         By: /s/ Thomas J. Rowland
                            ---------------------------
                          Its:      President
                              -------------------------

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